Exhibit 10.6

AMENDMENT #1 TO THE

JOY GLOBAL INC. EMPLOYEE STOCK PURCHASE PLAN

This amendment dated June 4, 2012, to the Joy Global Inc. Employee Stock Purchase Plan (“Plan”) is made pursuant to Section 14 of the Plan.

WHEREAS, Joy Global Inc. (the “Company”) sponsors the Plan, effective as of April 1, 2011; and

WHEREAS, the Human Resources and Nominating Committee of the Company’s Board of Directors (the “Committee”) administers the Plan; and

WHEREAS, the Section 14 of the Plan permits the Committee to amend the Plan; and

WHEREAS, effective December 6, 2011, the Company listed its Common Stock for trading on the NYSE and, in connection with such listing, terminated the listing of its Common Stock on NASDAQ; and

WHEREAS, the Committee believes it is in the best interest of the Company to amend certain defined terms in the Plan..

NOW, THEREFORE, BE IT RESOLVED, that effective immediately the definition of “Fair Market Value” should be deleted in its entirety and replaced to read as follows:

“‘Fair Market Value’ means, with respect to a share of Common Stock as of any Grant Date or Purchase Date, the closing price of such Common Stock on the NYSE on such date, as reported in The Wall Street Journal. In the event that such a closing price is not available for a Grant Date or a Purchase Date, the Fair Market Value of a share of Common Stock on such date shall be the closing price of a share of the Common Stock on the NYSE on the last market day prior to such date or such other amount as may be determined by the Administrator by any fair and reasonable means.”

FURTHER RESOLVED, that effective immediately the definition of “Grant Date” should be deleted in its entirety and replaced to read as follows:

“‘Grant Date’ means the first day of each Offering Period.”

FURTHER RESOLVED, that effective immediately the definition of “Purchase Date” should be deleted in its entirety and replaced to read as follows:

“‘Purchase Date’ means the last NYSE market day of each Offering Period at which time the option to purchase Common Stock is exercised.”

FURTHER RESOLVED, that a new definition of “NYSE” should be added to read as follows:

“‘NYSE’ means the New York Stock Exchange.”